SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1943



         Date of Report (date of earliest event reported) JULY 9, 1999
                                                         -----------------------


                         FRANKLIN SELECT REALTY TRUST
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            (Exact Name of Registrant as Specified in its Charter)



      CALIFORNIA               1-12708                  94-3095938
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    State or other      Commission File Number         IRS Employer
    jurisdiction of                                Identification Number
     incorporation



                2000 ALAMEDA DE LAS PULGAS, SAN MATEO, CA 94404
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              (Address of Principal Executive Offices) (Zip Code)



       Registrant's telephone number, including area code: 650/312 3000
                                                          ----------------------




ITEM 5.  OTHER EVENTS.


On July 9, 1999, Franklin Select Realty Trust (the "Company") executed a new lease covering 108,600 square feet of space at the Company's industrial research and development building located at 46360 Fremont Blvd., Fremont, California. The space was vacated in May of this year when the prior tenant, Tanon Manufacturing, Inc., ("TMI") rejected its lease under Chapter 11 of United States Bankruptcy Code. The term of the new lease, with Sybron Laboratory Products Corporation, will be for ten years and three months.

Base monthly rental payments under the lease of $124,890 will commence on the earlier of October 1, 1999, or the completion of tenant improvements. The Tenant is also responsible to pay all operating expenses of the property including property taxes, maintenance, and insurance. The base rental payment will increase approximately 4% annually. The lease also provides the Tenant with one five-year renewal option at fair market rent. The lease requires the Company to provide tenant improvements to the property totaling approximately $1.7 million of which the Tenant is required to repay up to $1,080,000 in monthly installments, including 10% annual interest, during the term of the lease. The Company will also pay leasing commissions related to the lease totaling approximately $707,000 including $93,000 to Continental Property Management Co., an affiliate of the Company's advisor, Franklin Properties, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned heretofore duly authorized.



Dated:  July 19, 1999                     FRANKLIN SELECT REALTY TRUST


                                          By: /S/  DAVID P. GOSS
                                                   David P. Goss
                                                   President